Exhibit 99.1

Contact:	Richard A. Lechleiter Executive Vice President and Chief Financial Officer (502) 596-7734

KINDRED HEALTHCARE COMPLETES ACQUISITION OF REHABCARE GROUP

Merger Creates the Premier Provider of Rehabilitation Services and Post-Acute Care

in the United States with Operations in 46 States

LOUISVILLE, Ky. (June 1, 2011) – Kindred Healthcare, Inc. (“Kindred”) (NYSE:KND) announced that it has completed the previously announced acquisition of RehabCare Group, Inc. (“RehabCare”) (formerly NYSE:RHB) (the “Merger”). Upon consummation of the Merger, each issued and outstanding share of RehabCare common stock was converted into the right to receive 0.471 of a share of Kindred common stock and $26 per share in cash, without interest (the “Merger Consideration”). Kindred will issue approximately 12 million shares in connection with the Merger.

As a result of the Merger, Kindred is the largest and most diversified post-acute healthcare services company in the United States based upon revenues with operations in 46 states. On June 1, 2011, the combined company operated 121 long-term acute care (“LTAC”) hospitals, 118 inpatient rehabilitation facilities (“IRFs”) (primarily hospital-based units), 224 nursing and rehabilitation centers and is the largest provider of rehabilitation therapy contract services with approximately 1,870 rehabilitation therapy contracts. Following the Merger, Kindred will have approximately 76,000 employees.

New Credit Facilities

In connection with the Merger, Kindred announced today that it entered into a new $650 million senior secured asset-based revolving credit facility (the “ABL Facility”), a new $700 million senior secured term loan facility (the “Term Loan Facility”) and successfully completed its private placement of $550 million senior notes due 2019 (the “Notes”). Kindred used proceeds from the ABL Facility, the Term Loan Facility and the Notes to pay the Merger Consideration, repay all amounts outstanding under Kindred’s and RehabCare’s existing credit facilities and to pay transaction costs. The ABL Facility and the Term Loan Facility have incremental facility capacity in an aggregate amount between the two facilities of $200 million, subject to meeting certain conditions, including a specified senior secured leverage ratio.

All obligations under the ABL Facility and the Term Loan Facility are fully and unconditionally guaranteed, subject to certain exceptions, by substantially all of Kindred’s existing and future direct and indirect domestic 100% owned subsidiaries, as well as certain non-100% owned domestic subsidiaries as Kindred may determine from time to time in Kindred’s sole discretion. The Notes are guaranteed by substantially all of Kindred’s domestic 100% owned subsidiaries.

The agreements governing the ABL Facility, the Term Loan Facility and the Notes include a number of restrictive covenants that, among other things and subject to certain exceptions and baskets, impose operating and financial restrictions on Kindred and its restricted subsidiaries. In addition, Kindred is required to comply with a minimum fixed charge coverage ratio and a maximum total leverage ratio. These financing agreements also contain customary affirmative covenants and events of default.

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680 South Fourth Street        Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Healthcare Completes Acquisition of RehabCare Group

June 1, 2011

ABL Facility

The ABL Facility has a five year tenor and is secured by a first priority lien on eligible accounts receivable, cash, deposit accounts, and certain other assets and property and proceeds from the foregoing (the “First Priority ABL Collateral”). The ABL Facility has a second priority lien on substantially all of the other assets and properties of the combined company. As of the closing of the Merger, Kindred had approximately $275 million outstanding on the ABL Facility. In addition, approximately $13 million of letters of credit were issued under the ABL Facility to backstop outstanding letters of credit previously issued by RehabCare under its terminated credit facility.

Borrowings under the ABL Facility bear interest at a rate per annum equal to the applicable margin plus, at Kindred’s option, either (1) the London Interbank Offered Rate (“LIBOR”) determined by reference to the costs of funds for eurodollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, or (2) a base rate determined by reference to the highest of (a) the prime rate of JPMorgan Chase Bank, N.A., (b) the federal funds effective rate plus one-half of 1.00% and (c) LIBOR as described in subclause (1) plus 1.00%. The initial applicable margin for borrowings under the ABL Facility will be 2.75% with respect to LIBOR borrowings and 1.75% with respect to base rate borrowings. Commencing with the completion of Kindred’s first fiscal quarter ending after the Merger, the applicable margin is subject to adjustment each fiscal quarter, based upon average historical excess availability during the preceding quarter.

Term Loan Facility

The Term Loan Facility has a tenor of seven years and is secured by a first priority lien on substantially all of the combined company assets and properties other than the First Priority ABL Collateral and a second priority lien on the First Priority ABL Collateral.

Borrowings under the Term Loan Facility bear interest at a rate per annum equal to an applicable margin plus, at Kindred’s option, either (1) LIBOR determined by reference to the costs of funds for eurodollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, or (2) a base rate determined by reference to the highest of (a) the prime rate of JPMorgan Chase Bank, N.A., (b) the federal funds effective rate plus one-half of 1.00% and (c) LIBOR described in subclause (1) plus 1.00%. LIBOR is subject to an interest rate floor of 1.50%. The initial applicable margin for borrowings under the Term Loan Facility will be 3.75% with respect to LIBOR borrowings and 2.75% with respect to base rate borrowings. Kindred expects to enter into one or more interest rate swap agreements to fix the interest rates on a portion of the borrowings under the Term Loan Facility.

Notes

In connection with the Merger, Kindred completed a private placement of $550 million aggregate principal amount of 8.25% senior notes due 2019 (the “Notes”) through its 100% owned subsidiary Kindred Escrow Corp. (“Escrow Issuer”). Immediately following the closing for the sale of the Notes and the consummation of the Merger, Kindred assumed all of Escrow Issuer’s obligations under the Notes and the related indenture and the subsidiary guarantors of the Notes also became parties to the indenture. Escrow Issuer was concurrently merged with and into Kindred.

The Notes bear interest at an annual rate equal to 8.25% and are senior unsecured obligations of Kindred and the subsidiary guarantors, ranking pari passu with all of their respective existing and future senior unsubordinated indebtedness. The indenture contains certain restrictive covenants that will, among other things, limit Kindred’s and its restricted subsidiaries’ ability to incur, assume or guarantee additional indebtedness; pay dividends, make distributions or redeem or repurchase capital stock; restrict dividends, loans or asset transfers from

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Kindred Healthcare Completes Acquisition of RehabCare Group

June 1, 2011

its subsidiaries; sell or otherwise dispose of assets; and enter into transactions with affiliates. These covenants are subject to a number of limitations and exceptions. The indenture also contains customary events of default.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws or any other jurisdiction and may not be offered or sold in the United States without registration under the Securities Act or an applicable exemption from registration requirements. The Notes were offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain non-United States persons in offshore transactions in accordance with Regulation S under the Securities Act. Pursuant to a registration rights agreement, Kindred has agreed to use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) a registration statement relating to an offer to exchange the Notes for an issue of SEC-registered notes with substantially identical terms.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of Kindred, commented, “The combination of Kindred and RehabCare will provide more opportunities for our patients, employees and other stakeholders. Together, we will continue to deliver superior clinical outcomes and expand our service offerings to better transition patients home with a full and efficient recovery. We believe the Merger will be highly accretive to earnings for Kindred stockholders, provide significant long-term strategic benefits and enhance our future growth prospects. The expansion of our size and scale and the opportunities to integrate RehabCare’s LTAC hospitals, IRFs and rehabilitation therapy contract business with our operations will create a stronger company that is better positioned to compete in an evolving and more integrated healthcare environment. We expect that the combined company will achieve operating synergies of approximately $40 million within a period of two years following consummation of the acquisition, with $25 million expected in the first year after closing. We are particularly excited about the opportunity to add RehabCare’s services in our cluster markets and inpatient rehabilitation services to our service offerings. Together, with our growing home care and hospice businesses, the Merger offers our patients, healthcare partners and customers an expanded continuum of services and the opportunity for us to “Continue the Care” for our patients and residents through an entire episode of treatment and recovery.”

Appointment of New Directors and Officers

Kindred is also pleased to announce the appointment of Mr. John Short, Ph.D., and Mr. Christopher Hjelm to the Kindred Board of Directors. Dr. Short served as President and Chief Executive Officer of RehabCare since May 2004 and as a director of RehabCare since 1991. Mr. Hjelm served as director with RehabCare since 2007 and currently serves as Senior Vice President and Chief Information Officer at The Kroger Company, where he has been employed since 2005. Prior to joining The Kroger Company, Mr. Hjelm served as the Chief Information Officer for the Travel Distribution Services division of Cendant between December 2004 and July 2005.

Kindred also announced the appointment of three key senior executives from RehabCare as officers of Kindred. Mr. Brock Hardaway, former Executive Vice President, Operations for RehabCare, will serve as Executive Vice President, Operations, Hospital Division Southwest Region; Ms. Patricia M. Henry, former Executive Vice President, Skilled Nursing and Rehabilitation Services, will serve as Executive Vice President, SRS; and Ms. Mary Pat Welc, former Senior Vice President, Operations, Hospital Rehabilitation Services, will serve as Senior Vice President, Operations, HRS. These three senior operators of RehabCare will continue to manage substantially all of the RehabCare operations acquired by Kindred.

Mr. Diaz commented, “I am also excited to welcome the dedicated caregivers and colleagues from RehabCare to our team as we jointly pursue the building of a great new company that is committed to ensuring that our patients and residents continue to receive the best care on their journey to recovery. We also have been fortunate to add John Short and Chris Hjelm to our Board and look forward to their contributions to our continued

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Kindred Healthcare Completes Acquisition of RehabCare Group

June 1, 2011

growth and success. Moreover, the addition of Brock Hardaway, Pat Henry and Mary Pat Welc will strengthen our management team and contribute to a smooth operational transition.”

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Kindred’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Kindred’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Kindred is unable to predict or control, that may cause Kindred’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in Kindred’s filings with the SEC.

In addition to the factors set forth above, other factors that may affect Kindred’s plans or results include, without limitation, (a) Kindred’s ability to integrate the operations of the acquired hospitals and rehabilitation services operations and realize the anticipated revenues, economies of scale, cost synergies and productivity gains in connection with the RehabCare acquisition and any other acquisitions that may be undertaken during 2011, as and when planned, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions and the risk that RehabCare fails to meet its expected financial and operating targets, (b) the potential for diversion of management time and resources in seeking to integrate RehabCare’s operations, (c) the potential failure to retain key employees of RehabCare, (d) the impact of Kindred’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on Kindred’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets, (e) the potential for dilution to Kindred’s stockholders as a result of the RehabCare acquisition, (f) the impact of pending or future litigation relating to the RehabCare acquisition, (g) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of Kindred’s businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, Kindred cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on Kindred’s business, financial position, results of operations and liquidity, (h) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for nursing centers, and the expiration of the Medicare Part B therapy cap exception process, (i) the impact of a proposed rule issued by CMS on April 28, 2011 providing for a potential 11.3% reduction in Medicare reimbursement to nursing centers as well as proposed changes in payments for the provision of group therapy,

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Kindred Healthcare Completes Acquisition of RehabCare Group

June 1, 2011

(j) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (k) Kindred’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, (l) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of Kindred’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (m) the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the policy known as the “25 Percent Rule,” which would limit certain patient admissions, (n) failure of Kindred’s facilities to meet applicable licensure and certification requirements, (o) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (p) Kindred’s ability to meet its rental and debt service obligations, (q) Kindred’s ability to operate pursuant to the terms of its debt obligations, including Kindred’s obligations under financings undertaken to complete the RehabCare acquisition, and Kindred’s ability to operate pursuant to its master lease agreements with Ventas, Inc. (NYSE:VTR), (r) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of Kindred’s businesses, or which could negatively impact Kindred’s investment portfolio, (s) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (t) Kindred’s ability to control costs, particularly labor and employee benefit costs, (u) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (v) Kindred’s ability to attract and retain key executives and other healthcare personnel, (w) the increase in the costs of defending and insuring against alleged professional liability and other claims and the ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (x) Kindred’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (y) Kindred’s ability to successfully dispose of unprofitable facilities, (z) events or circumstances which could result in the impairment of an asset or other charges, (aa) changes in generally accepted accounting principles or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (ab) Kindred’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond Kindred’s control. Kindred cautions investors that any forward-looking statements made by Kindred are not guarantees of future performance. Kindred disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a healthcare services company based in Louisville, Kentucky with annual revenues of $6 billion and approximately 76,000 employees in 46 states. On June 1, 2011, Kindred through its subsidiaries provided healthcare services in over 2,000 locations, including 121 long-term acute care hospitals, 224 nursing and rehabilitation centers, 118 inpatient rehabilitation facilities (primarily hospital-based units) and a contract rehabilitation services business, RehabCare, which served approximately 1,560 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for three years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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